Exhibit 4.1

LEXMARK INTERNATIONAL, INC., as Company

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Indenture

Dated as of March 4, 2013

i

Section 7.04.	Securities Owned by Company Deemed Not Outstanding	44
Section 7.05.	Record Date for Action by Securityholders	45
Section 7.06.	Right of Revocation of Action Taken	46

ARTICLE 8

Section 8.01.	[Reserved]	46

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.	Supplemental Indentures Without Consent of Holders	46
Section 9.02.	With Consent of Holders	47
Section 9.03.	Effect of Supplemental Indenture	49
Section 9.04.	Documents to Be Given to Trustee; Compliance with TIA	49
Section 9.05.	Notation on Securities in Respect of Supplemental Indentures	49

ARTICLE 10
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 10.01.	When the Company May Merge, Etc	50
Section 10.02.	Successor Corporation Substituted	50
Section 10.03.	Opinion of Counsel to Trustee	51

ARTICLE 11
REDEMPTION OF SECURITIES

Section 11.01.	Applicability of Article	51
Section 11.02.	Notice of Redemption; Partial Redemptions	51
Section 11.03.	Payment of Securities Called for Redemption	52

ARTICLE 12
DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01.	Applicability of the Article; Company’s Option to Effect Defeasance or Covenant Defeasance	53
Section 12.02.	Full Defeasance and Discharge	53
Section 12.03.	Covenant Defeasance	54
Section 12.04.	Conditions to Legal or Covenant Defeasance	54
Section 12.05.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	56
Section 12.06.	Repayment to the Company	57
Section 12.07.	Reinstatement	57

ARTICLE 13
SATISFACTION AND DISCHARGE

Section 13.01.	Satisfaction and Discharge of Indenture	57
Section 13.02.	Application of Trust Money	59

LEXMARK INTERNATIONAL, INC.

Reconciliation and tie between Trust Indenture Act of 1939

and this Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(l)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.10
§311(a)	6.13
(b)	6.13
(b)(2)	14.03(a), 14.03(b)
§312 (a)	14.01, 14.02(a)
(b)	14.02(b)
(c)	14.02(c)
§313(a)	14.03(a)
(b)	14.03(a)
(c)	14.03(a),14.03(b)
(d)	14.03(b)
§314(a)	14.04
(b)	Not Applicable
(c)(l)	15.05
(c)(2)	15.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	15.05
§315(a)	6.01
(b)	6.06, 14.03(a)
(c)	6.01
(d)	6.01
(d)(1)	6.01
(d)(2)	6.01
(d)(3)	6.01
(e)	5.11
§316(a)(1)(A)	5.05
(a)(1)(B)	5.02, 5.04
(a)(2)	Not Applicable
(b)	5.07
(c)	7.02
§317 (a)(l)	5.08
(a)(2)	5.09
(b)	4.03
318(a)	15.07

*	This cross-reference table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of March 4, 2013, among Lexmark International, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make the Indenture a valid and legally binding indenture and agreement according to its terms, have been done;

NOW, THEREFORE:

In consideration of the premises stated herein and the purchase of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles in the United States (whether or not such is indicated herein). The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless the context otherwise requires, “including” means, where not already so indicated, “including without limitation.” Unless otherwise specified, references in this Indenture to any Article, Section, Schedule, Annex or Exhibit are references to such Article or Section of, or Schedule, Annex or Exhibit to, this Indenture, and references in any Article, Section, Schedule, Annex, Exhibit or definition to any subsection or clause are references to such subsection or clause of such Article, Section,

Schedule, Annex, Exhibit or definition. All references in this Indenture to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

“Agent Members” has the meaning provided in Section 3.08(a).

“Attributable Value” means, as to any lease under which any Person is at the time liable, other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Attributable Value” means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

“Authorized Officer” means any of the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer, Assistant Treasurer, the Controller, Assistant Controller, the Secretary or an Assistant Secretary, in each case, of the Company.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person or any officer of such Person duly authorized by the Board of Directors of such Person to take a specific action.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation will be deemed to be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman of the Board, its President, Chief Executive Officer or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means all assets, less (i) all current liabilities (excluding any indebtedness for borrowed money having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower), (ii) the net book value of all licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements, organizational expenses and other like intangibles, (iii) all unamortized Debt discount and expense, and (iv) all proper reserves, including all reserves for depreciation, obsolescence, depletion and amortization of properties, of the Company and its Subsidiaries, after eliminating inter-company items and including appropriate deductions for any minority interest, as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Corporate Trust Office” means the corporate trust office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890 or such address as the Trustee may designate from time to time by notice to the Holders of the Company or as may be set forth in any supplemental indenture hereto.

“Debt” means (without duplication), with respect to any Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, and (vi) all Guaranties by such Person of every obligation of the type referred to in clauses (i) through (v) of another Person.

“Default” means any event that is or with the passage of time or the giving of notice or both would, unless cured or waived, be an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Event of Default” means any event or condition specified as such in Section 5.01 which shall have continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and includes any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that a Guaranty by any Person will not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance, easement or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means a material adverse effect on the financial condition or results of operations of the Company and its consolidated Subsidiaries, taken as a whole.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Net Available Proceeds” from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any consideration received in the form of assumption of Debt or other obligations by others or received in any other non-cash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction, (ii) all payments made by such Person or its Subsidiaries on any Debt that is secured by a Lien on the property or assets so disposed of in accordance with the terms of such Lien or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction, or by applicable law, be repaid out of the proceeds from such Sale Transaction, and (iii) all distributions and other payments made to third parties (other than Subsidiaries of the Person making the distribution or other payment) in respect of minority or joint venture interests as a result of such Sale Transaction.

“Notice of Default” has the meaning provided in Section 6.06.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Chief Financial Officer, the Controller, the Treasurer, an Assistant Treasurer or the Secretary of the Corporation, and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company which opinion shall be reasonably satisfactory to the Trustee.

“outstanding”, when used with reference to Securities, subject to the provisions of Article 7 means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)	Securities; or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent), provided that if such Securities or portions thereof are to be redeemed prior to the Maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(c)	Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 3.09 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company); and

(d)	Securities that have been defeased pursuant to Section 12.01.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and interest, if any, on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder.

“Payment Office,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 4.01.

“Permitted Receivables Financing” means (i) any customary “factoring” program which involves the transfer or sale without recourse (other than customary limited recourse, if any) of accounts receivables and related assets and rights and (ii) any other customary program for financing based solely on the grant of security interests on the Company’s or Subsidiaries’ accounts receivables (and the proceeds thereof and related agreements and security customary for accounts receivable financings) and which involves the transfer or sale without recourse (other than customary limited recourse) of such accounts receivables to a Permitted Receivables Vehicle and transfers or sales of interests in such accounts receivables to the parties providing such financing, so long as, solely in the case of a program described under the preceding clause (ii), all cash advances to Permitted Receivables Vehicles pursuant to all such programs from the Persons providing such financings do not exceed $400,000,000 at any one time.

“Permitted Receivables Vehicle” means Lexmark Receivables Corporation, a Delaware corporation, or any other Person established as a bankruptcy remote Subsidiary (whether direct or indirect) of the Company for the purpose of acquiring and selling or transferring or granting security interests in accounts receivable under any Permitted Receivables Financing.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

“Physical Securities” means Securities issued pursuant to Section 3.01 in exchange for an interest in the Global Security or pursuant to Section 3.08(b) in registered form substantially in the form recited in Section 3.01.

“Principal Amount” means, when used with respect to any Security, the amount of principal of such Security that could then be declared due and payable pursuant to Section 5.02.

“Registrar” has the meaning provided in Section 3.07.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” when used with respect to the Trustee, the Registrar or the Paying Agent means any officer within the Corporate Trust Office of the Trustee, the Registrar or the Paying Agent, as applicable, including any vice president, any trust officer, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee, the Registrar or the Paying Agent customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject, in each case who shall have direct responsibility for the administration of this Indenture.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or assets of such Person which has been or is being sold, conveyed, transferred or otherwise disposed of by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets. The stated maturity of such arrangement will be deemed to be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Sale Transaction” means any sale, conveyance, transfer or other disposition of the kind referred to in the first sentence of the definition of “Sale and Leaseback Transaction”.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Register” has the meaning provided in Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which more than 50% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such Person, by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. Unless otherwise indicated, any reference to a Subsidiary means a Subsidiary of the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and “TIA”, when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“Wholly Owned Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other entity as to which 100% of the voting power of its outstanding capital stock or other ownership interests is owned, directly or indirectly, by such Person, by one or more other Wholly Owned Subsidiaries of such Person or by such Person and one or more other Wholly Owned Subsidiaries of such Person. Unless otherwise indicated, any reference to a Wholly Owned Subsidiary means a Wholly Owned Subsidiary of the Company.

Section 1.02. Other Definitions.

	Defined in Term Section
“Covenant Defeasance”	12.03
“Custodian”	3.05	(b)
“Full Defeasance”	12.02

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.02 for the authentication and delivery of such Securities.

The Registrar’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Form of Registrar’s Certificate of Authentication. The Trustee’s certificate of authentication shall be substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ], not in its individual capacity but solely as Registrar

By:
Authorized Signatory

ARTICLE 3

ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate Principal Amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. Prior to the issuance of Securities of any series, there shall be established in or pursuant to (i) one or more Board Resolutions, (ii) action taken pursuant to a Board Resolution and (subject to Sections 3.03 and 3.04) set forth, or determined in the manner provided, in an Officer’s Certificate, or (iii) one or more indentures supplemental hereto:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) the purchase price, denomination and any limit upon the aggregate Principal Amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.07, 3.09, 9.05 or 11.02);

(c) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof, any rights the Company might have to extend the maturity of the Securities of the series and any rights of the holders of the Securities to require payment of the Securities at any time;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Dates, if any, for the interest payable on any Interest Payment Date;

(e) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(f) the place or places where the Securities may be exchanged or transferred;

(g) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and, if other than as provided in Section 11.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;

(h) the obligation, if any, of the Company to redeem or purchase Securities of the series in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(j) if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the Securities of the series shall or may by payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto;

(k) if the payments of principal of (and premium, if any) and interest, if any, on the Securities of the series are to be made, at the election of the Company or a Securityholder, in a currency or currencies

(including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

(l) if the amount of payments of principal of (and premium, if any) and interest, if any, on the Securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

(m) if other than the Principal Amount thereof, the portion of the Principal Amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(n) any modifications of or additions to the Events of Default or the covenants of the Company set forth herein with respect to Securities of the series;

(o) if either or both of Section 12.02 and Section 12.03 shall be inapplicable to the Securities of the series (provided that if no such inapplicability shall be specified, then both Section 12.02 and Section 12.03 shall be applicable to the Securities of the series);

(p) if other than the Trustee, the identity of the Registrar and any Paying Agent;

(q) if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend in addition to or in lieu of that in Section 3.06 which shall be borne by such global Security, (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iv) if other than as provided in Section 3.07, the circumstances under which any such exchange may occur; and

(r) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by one or more Board Resolutions, (ii) by action taken pursuant to a Board Resolution and (subject to Sections 3.02-3.05) set forth, or determined in the manner provided, in an Officer’s Certificate or (iii) in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

Section 3.02. Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities may be executed on behalf of the Company by any Authorized Officer and delivered to the Registrar for authentication, and upon delivery to the Registrar of all documents and certificates as required by this Indenture, the Registrar shall thereupon authenticate and make available for delivery said Securities to or upon a Company Order without any further action by the Company.

Section 3.03. Execution of Securities. The Securities shall be signed on behalf of the Company by its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”). Such signatures may be the manual or facsimile signatures of the present or any future such officers. In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Registrar or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company, as the case may be; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security shall be the proper officers of the Company, as the case may be, although at the date of the execution and delivery of this Indenture any such person was not such officer.

Section 3.04. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Registrar by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Registrar upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 3.05. Denomination and Date of Securities; Payments of Interest. (a) The Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities, the Securities shall be issuable in denominations of $1,000 and any integral multiples thereof, The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 3.06, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the Security. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) If Securities of or within a series are issuable in whole or in part in global form, then any such Security of such series shall be deposited with the Trustee or other Person named in any supplemental indenture hereto (the “Custodian”) as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary. The Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Custodian (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Registrar as previously provided. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. Each such Global Security shall constitute a single security for all purposes under this Indenture.

(c) The person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date, with respect to such Security, shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, with respect to such Security, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date.

Section 3.06. Global Security Legend. Any Security in global form authenticated and delivered hereunder shall bear a legend in substantially the following form, or in such other form as may be necessary or appropriate to reflect the arrangements with or to comply with the requirements of any Depositary:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY OR TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

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Section 3.07. Registration, Transfer and Exchange. The Securities are issuable only in registered form without coupons. The Company will keep at each office or agency (the “Registrar”) for each series of Securities a register or registers (the “Security Register(s)”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such Security Register or Security Registers shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee. The initial Registrar shall be the Trustee or such other Person named in any supplemental indenture hereto.

Upon due presentation for registration of transfer of any Security of any series at each such office or agency, the Company shall execute and the Registrar shall authenticate and make available for delivery in the name of the designated transferee or transferees a new Security or Securities of the same series, in each case, of any authorized denominations and of a like aggregate Principal Amount.

At the option of the Holder, Securities of any series (except a Security in global form) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate Principal Amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Registrar shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, the Registrar, the Paying Agent, and any agent of the Company, the Trustee, the Registrar or the Paying Agent, shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, the Registrar, the Paying Agent, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal Principal Amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute and the Registrar shall authenticate Securities at the Company’s request.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.11, 9.05 or 11.03). No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of a notice of redemption of Securities of that series to be redeemed, or (b) any Securities of any series selected, called or being called for redemption except, in the case of any Security of any series where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 3.08. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Custodian or such nominee and (iii) bear legends as set forth in Section 3.06.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee, the Registrar, the Paying Agent, and any agent of the Company, the Trustee, the Registrar or the Paying Agent, as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, the Paying Agent, or any agent of the Company, the Trustee, the Registrar or the Paying Agent,, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees. If at any time the Depositary for the Securities of such series notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be qualified to serve as the Depositary, the Company shall appoint a successor depositary with respect to the Securities of such series. If a successor depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Registrar, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series of like tenor, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Securities or Securities of such series in exchange for such Global Security or Securities.

The Company may at any time and in its sole discretion determine that the Securities of a series issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Registrar, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series of like tenor and terms, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Security or Securities of such series in exchange for such Global Security or Securities. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security, if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor depositary is not appointed by the Company within 90 days of such notice, or (B) ceases to be qualified to serve as Depositary and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Physical Securities.

(c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the another Global Security will, upon such transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(d) In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 3.08, the Registrar shall reflect on its books and records the date and a decrease in the Principal Amount of such Global Security in an amount equal to the Principal Amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Registrar shall authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

(e) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Registrar shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal Principal Amount of Physical Securities of authorized denominations.

(f) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such series.

Section 3.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the delivery to the Registrar of a Company Order and of all documents and certificates as required by this Indenture, the Registrar shall authenticate and make available for delivery, a new Security of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company, the Trustee, the Paying Agent and the Registrar and any agent of the Company, the Trustee, the Paying Agent or the Registrar such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Paying Agent or the Registrar) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security of the same series, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company, the Trustee, the Paying Agent and the Registrar and any agent of the Company, the Trustee, the Paying Agent or the Registrar such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee, the Paying Agent and the Registrar and any agent of the Company, the Trustee, the Paying Agent or the Registrar evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, with respect to the holder of a substitute Security, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Registrar for cancellation or, if surrendered to the Registrar, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Registrar shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Registrar for cancellation.

Section 3.11. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Registrar shall authenticate and make available for delivery temporary Securities of such series (printed, lithographed, typewritten or otherwise reproduced). Temporary Securities shall be issuable as registered Securities of such series without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Registrar upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 4.02, and upon delivery to the Registrar of all documents and certificates as required by this Indenture, the Registrar shall authenticate and make available for delivery in exchange for such temporary Securities a like aggregate Principal Amount of definitive Securities of such series of authorized denominations. Until so exchanged the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.12. CUSIP and ISIN Numbers. The Company in issuing the Securities of any series may use a “CUSIP” or “ISIN” number (if then generally in use), and, if so, the Trustee shall use the CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders of such series; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee, the Registrar and the Paying Agent of any change in the CUSIP numbers or ISIN numbers.

ARTICLE 4

CERTAIN COVENANTS

Section 4.01. Payment of Principal, Premium and Interest on Securities. The Company, for the benefit of each series of the Securities, will duly and punctually pay or cause to be paid the principal of and any premium and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Section 4.02. Maintenance of Office or Agency. The Company will maintain a Payment Office where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Registrar, and the Company hereby initially appoints the Registrar at its office or agency as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Money for Securities Payments to Be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument, which may be included in any supplemental indenture hereto, in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series in trust for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and (iii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of that Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, or interest has become due and payable will be paid to the Company upon a Company Request (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.04. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not result in a Material Adverse Effect.

Section 4.05. Limitation on Liens. The Company covenants and agrees that, so long as any of the Securities shall be outstanding, neither it nor any Subsidiary will incur any Lien on property or assets owned on or acquired after the date of this Indenture to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Securities (and, if the Company may so determine, any other Debt of the Company or such Subsidiary that is not subordinated in right or payment to the Securities) (x) equally and ratably with such Debt as to such property or assets for as long as such Debt will be so secured or (y) in the event such Debt is subordinated in right of payment to the Securities, prior to such Debt as to such property for as long as such Debt will be so secured.

The restrictions in the preceding paragraph will not apply to Liens existing on the date of this Indenture or to:

(a) Liens securing only the Securities;

(b) Liens in favor of only one or more of the Company and the Subsidiaries securing Debt of the Company to a Subsidiary or of a Subsidiary to the Company or to another Subsidiary;

(c) Liens on property of a Person existing immediately prior to the time such Person is acquired, or merged with or into or consolidated with the Company or any Subsidiary or otherwise becomes a Subsidiary of the Company (provided that such Lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such transaction);

(d) Liens on property existing immediately prior to the time of acquisition thereof (provided that such Lien is not incurred in anticipation of such acquisition and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such acquisition);

(e) Liens to secure Debt incurred for the purpose of financing all or any part of the purchase price of, or the cost of construction on or improvement of, the property subject to such Liens, provided, however, that (A) the principal amount of any Debt secured by such a Lien does not exceed 100% of such price or cost, (B) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and (C) such Lien must be created no later than 12 months after such purchase or the completion of such construction or installation of such improvements;

(f) Liens that may be deemed to arise from a Permitted Receivables Financing;

(g) Liens incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, industrial revenue bonds and similar financings;

(h) mechanics’, warehousemen’s, materialmen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet due or that are being contested in good faith;

(i) Liens for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

(j) Liens arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;

(k) any landlord’s Liens on fixtures located on premises leased by the Company or a Subsidiary in the ordinary course of business, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(l) Liens arising by reason of deposits necessary to qualify the Company or a Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, including Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligation on surety or appeal bonds;

(m) Liens incurred in the normal course of business in connection with bankers’ acceptance financing or used in the ordinary course of trade practices, statutory lessor and vendor privilege liens and liens in connection with good faith bids, tenders and deposits;

(n) Liens in favor of any bank on property or assets held in the ordinary course of business in accounts maintained with such bank in connection with treasury, depositary and cash management services or automated clearing house transfers of funds;

(o) Liens on all goods held for sale on consignment;

(p) Lien created by a lease, which under GAAP as in effect as of the date of the Indenture would be characterized as an operating lease, whether entered into before or after the date of the Indenture; and

(q) Liens to secure Debt incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien referred to in the foregoing sub-clauses, provided, in the case of a Lien permitted under sub-clauses (c), (d) or (e), as long as such Lien does not extend to any other property and the Debt so secured is not increased except for increases in the amount of interest, premiums or fees and associated costs payable in connection with such extensions, renewals, refinancings or refunding.

In addition to the foregoing, the Company and its Subsidiaries may, without equally and ratably securing the Securities, incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction if, after giving effect thereto, the sum of: (i) the amount of all Debt secured by all Liens incurred on or after the date of this Indenture and otherwise prohibited by this Indenture and (ii) the Attributable Value of all Sale and Leaseback Transactions entered into on or after the date of this Indenture and otherwise prohibited by this Indenture does not exceed 15% of Consolidated Net Tangible Assets.

Section 4.06. Limitation on Sale and Lease-Back. The Company covenants and agrees that neither it nor any of its Subsidiaries will enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless (a) the Company or such Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions of Section 4.05 without equally and ratably securing the Securities; (b) the Company or a Subsidiary of the Company applies, within 270 days after the related Sale Transaction, an amount equal to the Net Available Proceeds of such Sale Transaction to the redemption of Securities or other debt of the Company that ranks pari passu with the Securities in right of payment; or (iii) the transaction is solely between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries but only for as long as such Subsidiary or Subsidiaries are Wholly Owned Subsidiaries.

Section 4.07. Statement by Officers as to Default. The Company will deliver to the Trustee and the Paying Agent, within 120 calendar days after the end of each fiscal year of the Company ending after the first date any series of Securities issued under this Indenture is outstanding, an Officer’s Certificate stating whether or not to the knowledge of such Person after due inquiry the Company is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which such Person may have such knowledge. The Company shall deliver to the Trustee and the Paying Agent, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 4.08. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision, or condition set forth in the provisions of any supplemental indenture specified in such supplemental indenture, with respect to the Securities of any series if the Holders of a majority in Principal Amount of all outstanding Securities of such series shall, by act of such Holders in accordance with Section 7.01, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.

ARTICLE 5

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 5.01. Events of Default. Each of the following events constitutes an “Event of Default” wherever used herein with respect to Securities of any series:

(a) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; provided that failure by the Company to make such a payment shall not constitute an Event of Default if the Company makes such payment as required when it becomes due and payable; or

(b) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; provided that failure by the Company to make such a payment shall not constitute an Event of Default if the Company makes such payment as required during such 30-day period; or

(c) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 5.01 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, in the manner provided in Section 6.06, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestration or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, in furtherance of any such action.

Section 5.02. Acceleration. (a) If any Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 5.01 hereof) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities of that series by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities of the affected series to be due and payable immediately. Except as set forth above, upon such declaration the principal of, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (d) or (e) of Section 5.01 hereof occurs with respect to the Company the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in Principal Amount of the outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of the Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04. No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 5.03. Other Remedies. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities of any series then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of (and premium, if any) or interest, if any, on any Security of such series. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05. Control by Majority. With respect to the Securities of any series, the Holders of a majority in aggregate Principal Amount of the then outstanding Securities of that series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee in good faith determines may be unduly prejudicial to the rights of other Holders of that series or that may involve or cause the Trustee any potential liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

Upon receipt by the Trustee of any such direction with respect to the Securities of such series, a record date shall automatically and without any other action by any Person be set for determining the Holders of outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.

Section 5.06. Limitation on Suits. A Holder of any Security of any series may pursue a remedy with respect to this Indenture or the Securities of the applicable series only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities of that series make a written request to the Trustee to take action because of the Event of Default;

(c) such Holder or Holders provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense in connection with the pursuance of such remedy;

(d) during the 60-day period specified in (e) below, the Holders of a majority in aggregate Principal Amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request; and

(e) the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of indemnity.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (and premium, if any) and interest, if any, on any Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal (and premium, if any) and interest, if any, remaining unpaid on any Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 6.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, the Registrar, the Paying Agent and each of their agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee, the Registrar or the Paying Agent and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities of any series for principal (and premium, if any) and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal (and premium, if any) and interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10 upon five Business Days prior notice to the Company.

Section 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Securities of the affected series pursuant to Section 5.07 hereof, a suit by Holders of more than 10% in aggregate Principal Amount of the then outstanding Securities of any series in the case of any suit relating to or arising under clause

(a), (b) or (c) of Section 5.01, or a suit by Holders of more than 10% in aggregate Principal Amount of all of the then outstanding Securities in the case of any suit relating to or arising under clause (d) or (e) of Section 5.01.

Section 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Registrar, the Paying Agent and the Holders shall continue as though no such proceeding has been instituted.

Section 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee, the Registrar, the Paying Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14. Delay or Omission Not Waiver. No delay or omission of the Trustee, the Registrar, the Paying Agent or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Registrar, the Paying Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Registrar, the Paying Agent or by the Holders, as the case may be.

ARTICLE 6

CONCERNING THE TRUSTEE

Section 6.01. Duties and Responsibilities of the Trustee; During Default: Prior to Default. The Trustee, with respect to the Securities of any series, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default with respect to the Securities of such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (and is continuing which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that:

(a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(c) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by the final judgment of a court of competent jurisdiction that is no longer subject to appeal or review that the Trustee was negligent in ascertaining the pertinent facts;

(d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders given as provided in Section 5.05 or otherwise exercising any trust or power conferred upon the Trustee, under this Indenture; and

(e) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, (ii) to see to any insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against the Company or in connection with any Security or (iv) to confirm or verify the contents of any reports or certificates delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability (financial or otherwise) in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. This Section 6.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct assigning any duties, obligations or responsibilities or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

Section 6.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, Opinion of Counsel or any other certificate, statement, instrument, opinion, report, notice, appraisal, direction, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered and provided to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) with respect to the Securities of any series, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal Amount of all the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, nominees or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, nominee or custodian appointed with due care by it hereunder;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture, in the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume there is no Default or Event of Default;

(j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, lockouts, work stoppages, accidents, severe weather, floods, acts of war or terrorism, civil or military disturbances or hostilities, nuclear or natural catastrophes or acts of God, any provision of any present or future law or regulation or any act of any governmental authority, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or Federal Reserve Bank wire services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practice in the banking industry to resume performance as soon as practicable under the circumstances;

(l) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) whether or not such damages were foreseeable and irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, unless such loss or damage is determined by a court of competent jurisdiction to have been caused by the Trustee’s own fraud or willful misconduct;

(m) the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance or omission of such act;

(n) the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or the powers granted hereunder;

(o) in making or disposing of any investment permitted by this Indenture (if any), the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account;

(p) delivery of reports, information and documents to the Trustee shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other entity’s compliance with any covenants under this Indenture, the Securities or any other related documents. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other entity’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture, the Securities or any other related document;

(q) no provision of this Indenture or any other related document shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture or any related document, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it (which determination may be based on the advice or opinion of counsel);

(r) notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Trustee that the Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Trustee to the Email Recipient. Additional information and assistance on using the encryption technology can be found by contacting the Trustee;

(s) the Trustee shall have the right to require that any directions, instructions or notices provided to it be signed by an Authorized Person (as hereinafter defined), be provided on corporate letterhead, be notarized or contain a medallion signature guarantee, or contain such other evidence as may be reasonably requested by the Trustee to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Trustee in the list of authorized signers and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Trustee of any change thereto (the person(s) so designated from time to time, the “Authorized Persons” ); and

(t) to help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee will ask for information that will allow the Trustee to identify relevant parties. The parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Trustee.

Section 6.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents, that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company, are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be liable or accountable in any manner for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 6.04. Trustee and Agents May Hold Securities; Collections, Etc. The Trustee or any of its affiliates or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, subject to Sections 6.10 and 6.13 with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 6.05. Moneys Held by Trustee. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed with the Company.

Section 6.06. Notice of Default. If any Default or any Event of Default occurs and is continuing with respect to the Securities of any series and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities of such series in the manner and to the extent provided in Trust Indenture Act Section 313(c) notice of the Default or Event of Default (“Notice of Default”) within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, or interest or premium, if any, on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series.

Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its own negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including without limitation the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person). The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such financial obligations of the Company identified in this Section shall be a senior claim to that of the Securities of each series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities of each series are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 6.08. Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.09. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation, national association or other appropriate entity having a combined capital and surplus of at least $100,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign with respect to the Securities of one or more series by giving written notice of resignation to the Company and to the Holders of Securities of such series, such notice to the Holders to be given by mailing (by first class mail) the same within 30 days after such notice is given to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder of the affected series who has been a bona fide holder of a Security or Securities of the affected series for at least six months may, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, remove the Trustee and appoint a successor Trustee.

(c) The Holders of a majority in aggregate Principal Amount of the Securities of any series at the time outstanding may at any time remove the Trustee for that series and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of removal, the Company may appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 90 days after the mailing of the initial notice of removal from the Holders of a majority in aggregate Principal Amount of the Securities of the affected series at the time outstanding, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

(e) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such Successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee’s assets may be sold, or any corporation or national association resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee’s property may be bound, or any corporation or national association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such entity shall be eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13. Preferential Collection of Claims. If the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor on the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). For purposes of Section 311(b) (4) and (6) of such Act, the following terms shall have the following meanings:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise; and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14. Communications with the Trustee. Any and all notices, certificates, opinions or filings with the Commission required or permitted to be provided by the Company to the Trustee under this Indenture shall be in writing and shall be personally delivered, sent via an internationally recognized overnight delivery service or sent by facsimile to the address or telecopy number of the Corporate Trust Office.

ARTICLE 7

CONCERNING THE HOLDERS

Section 7.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

Section 7.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 90 days nor less than 20 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 7.03. Who May Be Deemed Owners of Securities. The Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Person in whose name any Security of any series shall be registered in the Security Register on the applicable record date as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest, if any, on such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent or any Registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any Holders shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of moneys payable upon any such Security.

Section 7.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate Principal Amount of Securities of any series have concurred in any direction, consent or waiver under this Indenture, Securities of such series which are owned by the Company or any other obligor on the Securities of such series or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities of such series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee or the Registrar shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee or the Registrar actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee or the Registrar, as applicable, the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee or the Registrar, as applicable, in accordance with such advice. Upon request of the Trustee or the Registrar, the Company shall furnish to the Trustee or the Registrar, as applicable, promptly an Officer’s Certificate listing and identifying all Securities of any series, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.01 and 6.02, the Trustee or the Registrar, as applicable, shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such series not listed therein are outstanding for the purpose of any such determination.

Section 7.05. Record Date for Action by Securityholders. Whenever in this Indenture it is provided that Holders of a specified percentage in aggregate Principal Amount of the Securities of any series may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten percent in aggregate Principal Amount of the Securities of such series then outstanding, may request the Registrar to fix a record date for determining Securityholders entitled to notice of and to take any such action. In case the Company or the Holders of Securities of such series in the amount above specified shall desire to request Securityholders of such series to take any action and shall request the Registrar to fix a record date with respect thereto by written notice setting forth in reasonable detail the Securityholder action to be requested; the Registrar shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a Business Day not less than 15 nor more than 20 days after the date on which the Registrar receives such request. If the Registrar shall fail to fix a record date as hereinabove provided, then the Company or the Holders of Securities of such series in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a Business Day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Registrar. If a record date is fixed according to this Section 7.05, only Persons shown as Securityholders of such series on the registration books for the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of such action by the Holders of Securities of such series on the record date of the required percentage of the aggregate Principal Amount of the Securities shall be binding on all Securityholders of such series, provided that the taking of the requested action by the Holders of Securities of such series on the record date of the percentage in aggregate Principal Amount of the Securities in connection with such action shall have been evidenced to the Registrar, as provided in Section 7.01, not later than 180 days after such record date.

Section 7.06. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities of the series the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Notwithstanding the foregoing, any action taken by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee, the Registrar, the Paying Agent and the Holders of all the Securities of such series, including without limitation, any Holder that revoked its consent in accordance with this Section.

ARTICLE 8

Section 8.01. [Reserved].

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Supplemental Indentures Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency; provided such amendment or supplement does not adversely affect the rights of any Holder;

(b) to provide for the assumption of the Company’s obligations to the Holders of the Securities in the case of any transaction pursuant to Article 10 hereof;

(c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(d) to comply with any requirements of the Commission in order to maintain the qualification of this Indenture under the Trust Indenture Act;

(e) to make any change that does not adversely affect the rights of any Holder of the Securities;

(f) to conform the terms of the Securities or this Indenture to the description thereof contained in the prospectus pursuant to which such Securities are offered and sold;

(g) to provide for certificated Securities in addition to uncertificated Securities;

(h) to provide for the issuance of and establish the form and terms and conditions of Securities of any series as permitted by this Indenture; or

(i) to secure the Securities.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee may, in its discretion, but shall not be obligated to enter into such supplemental indenture which affects its own or any Registrar’s or Paying Agent’s rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders. Except as provided in the next succeeding paragraphs, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding affected by such supplemental indenture, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities of any series may be waived with the consent of the Holders of a majority in aggregate Principal Amount of the then outstanding Securities affected by such Default, Event of Default or compliance.

Upon the request of the Company accompanied by Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own or any Registrar or Paying Agent’s rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate Principal Amount of the Securities then outstanding affected may waive compliance in a particular instance by the Company with any provision of this Indenture or such Securities. Without the consent of each Holder affected hereby, however, an amendment or waiver may not:

(a) change the Stated Maturity of, or the principal of or premium or interest on, the Securities of such series;

(b) reduce any amounts due on the Securities of such series or payable upon acceleration of the Maturity of the Securities of such series following an Event of Default;

(c) adversely affect any right of repayment at the Holder’s option if such option is applicable to the Securities of such series;

(d) change the place (except as otherwise permitted by the terms of this Indenture) or currency of payment on the Securities of such series;

(e) modify the Securities of such series to subordinate such Securities to other indebtedness of the Company;

(f) reduce the percentage of Principal Amount of Securities the consent of whose Holders is required to modify or amend this Indenture or the Securities of such series in accordance with the provisions of this Article 9;

(g) reduce the percentage of Principal Amount of Securities the consent of whose Holders is needed to waive compliance with certain provisions of this Indenture in accordance with the provisions of Section 4.08 or to waive certain Defaults or Events of Defaults in accordance with the provisions of Section 5.04; or

(h) modify any of the provisions of this Section 9.02, Section 5.04 or Section 4.08, except to increase the percentage in Principal Amount of Securities the consent of whose Holders is required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby, provided, however, that this clause (h) will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.02, Section 5.04 and Section 4.08, or the deletion of this proviso, in accordance with the requirements of Section 6.11.

Section 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Documents to Be Given to Trustee; Compliance with TIA. The Trustee, subject to the provisions of Sections 6.01 and 6.02, the Registrar and the Paying Agent shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

Section 9.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation as to any matter provided for by such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Registrar, upon receipt of a Company Order for the authentication and delivery, and delivered in exchange for the Securities of such series then outstanding.

ARTICLE 10

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 10.01. When the Company May Merge, Etc. The Company shall not consolidate with or merge into any other Person or convey or transfer the properties and assets of the Company and its Subsidiaries substantially as an entirety to any Person, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing

(b) either (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company and its Subsidiaries substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed or; (ii) the Company is the continuing Person;

(c) the Company has delivered to the Trustee, Registrar and Paying Agent an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d) if, as a result of the transaction, the Company’s property or the property of any of its Subsidiaries would become subject to a Lien, the incurrence of which would not be permitted under Section 4.05 hereof, the Company or the continuing Person, as the case may be, takes such steps as are necessary to cause the Securities to be secured equally and ratably with (or prior to) the Debt secured by such Lien as provided in Section 4.05 hereof.

Section 10.02. Successor Corporation Substituted. Upon any consolidation or merger in which the Company is not the successor corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries in accordance with Section 10.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate. Notwithstanding the foregoing, (i) a consolidation or merger by the Company with or into, or (ii) the sale, assignment, transfer, lease, conveyance or other disposition by the Company of all or substantially all of the property or assets of the Company and its Subsidiaries to, one or more of its Subsidiaries shall not relieve the Company from its obligations under this Indenture and the Securities.

Section 10.03. Opinion of Counsel to Trustee. The Trustee, Registrar and Paying Agent subject to the provisions of Sections 6.01 and 6.02, shall be provided with an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP or ISIN numbers) and shall specify the Principal Amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the Principal Amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in Principal Amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request and as prepared by the Company, by the Registrar in the name and at the expense of the Company.

No later than 10:00 a.m. on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to redeem on the redemption date all the Securities of a series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee, Registrar and Paying Agent at least 15 days prior to the date fixed for the giving of the notice of redemption an Officer’s Certificate stating the aggregate Principal Amount of Securities of such series to be redeemed.

If less than all the Securities of a series are to be redeemed, the Registrar shall select, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, but are in global form, then by lot or otherwise in accordance with the procedures of the Depositary or, if the Securities are not listed and are not in global form on a pro rata basis, by lot or in accordance with any method customarily used by the Registrar in its sole discretion, Securities to be redeemed in whole or in part. Securities may be redeemed in part only in denominations equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof. The Registrar shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Principal Amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal Amount of such Security which has been or is to be redeemed.

Section 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.05 and 12.06, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Payment Office specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant Regular Record Date subject to the terms and provisions of Section 3.05 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Registrar, upon receipt of a Company Order for the authentication and delivery, shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations, in Principal Amount equal to the unredeemed portion of the Security so presented.

ARTICLE 12

DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01. Applicability of the Article; Company’s Option to Effect Defeasance or Covenant Defeasance. Unless pursuant to Section 3.01 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 12.02 or (b) covenant defeasance of the Securities of a series under Section 12.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article, shall be applicable to the Securities of such series, and the Company may, at its option, by resolution of its Board of Directors, at any time, elect to have either Section 12.02 or Section 12.03 applied to the outstanding Securities of a series upon compliance with the conditions set forth below in this Article 12.

Section 12.02. Full Defeasance and Discharge. Upon the Company’s exercise of the option provided under Section 12.01 hereof to defease the outstanding Securities of a particular series under this Section 12.02, the Company shall be deemed to have been discharged from its obligations with respect to such outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Full Defeasance”). For this purpose, such Full Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of

Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 12.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of, as prepared by and at the expense of the Company shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in Section 12.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the Company’s obligations with respect to such Securities under Sections 3.06, 3.07, 3.08(a), 3.09, 3.11, and 12.05 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.07 hereof, and the Company’s obligations in connection therewith and with this Article 12. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof with respect to the Securities of such series.

Section 12.03. Covenant Defeasance. Upon the Company’s exercise of the option provided under Section 12.01 hereof to obtain a covenant defeasance with respect to the outstanding Securities of a particular series under this Section 12.03, the Company shall be released from its obligations under the covenants contained in Article 4 and Section 10.01 hereof and the covenants contained in any supplemental indenture applicable to such series, with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance’’), and the Securities of such series shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) with respect to outstanding Securities of such series, but, except as specified above, the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

Section 12.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 12.02 or Section 12.03 hereof to the outstanding Securities of a particular series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Paying Agent as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) an amount in cash (in such currency, currencies or currency unit in which such Securities and any related coupons are then specified as payable at Stated Maturity), or (ii) non-callable Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Paying Agent, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest, if any, on such outstanding Securities on the Stated Maturity of such principal or installment of principal, or interest or premium, if any.

(b) In the case of an election under Section 12.02 hereof, the Company shall have delivered to the Trustee, the Registrar and the Paying Agent an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Full Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Full Defeasance had not occurred.

(c) In the case of an election under Section 12.03 hereof, the Company shall have delivered to the Trustee, the Registrar and the Paying Agent an Opinion of Counsel confirming that the Holders of the outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(d) No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(d) or Section 5.01(e) hereof is concerned, at any time in the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(e) Such Full Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

(f) The Company shall have delivered to the Trustee, the Registrar and the Paying Agent an Officer’s Certificate stating that the deposit made by the Company pursuant to its election under Section 12.02 or 12.03 hereof was not made by the Company with the intent of preferring the Holders of the affected Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company.

(g) Such Full Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(h) The Company shall have delivered to the Trustee, the Registrar and Paying Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Full Defeasance under Section 12.02 hereof or the Covenant Defeasance under Section 12.03 hereof (as the case may be) have been complied with as contemplated by this Section 12.04.

Section 12.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Paying Agent pursuant to Section 12.04 hereof in respect of the outstanding Securities of a particular series shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through the Company acting as Paying Agent as the Paying Agent may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee, Registrar and Paying Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article 12 to the contrary notwithstanding, the Paying Agent shall deliver or pay to the Company from time to time upon the Company’s request any money or non-callable Government Securities held by it as provided in Section 12.04 hereof with respect to the Securities of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Paying Agent (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Full Defeasance or Covenant Defeasance.

Section 12.06. Repayment to the Company. Any money deposited with the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Security and remaining unclaimed for two years after such principal, or interest or premium, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 12.07. Reinstatement. If the Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Paying Agent is permitted to apply all such money in accordance with Section 12.05 or 12.06 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or interest or premium, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Paying Agent.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01. Satisfaction and Discharge of Indenture. This Indenture shall upon a Company Request cease to be of further effect with respect to any series of Securities (except, as to any surviving rights of registration of transfer, exchange or conversion of Securities of such series herein expressly provided for or in the form of Security for such series and any rights to receive payment of interest thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments as prepared by and at the expense of the Company acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.09, and (B) Securities for whose payment money has theretofore been (x) deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03(c) or (y) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the Registrar for cancellation; or

(ii) all such Securities not theretofore delivered to the Registrar for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Registrar for the giving of notice of redemption by the Registrar in the name, and at the expense, of the Company, and the Company, in, the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Paying Agent, as trust funds in trust for the purpose, money in the amount in the currency or currency units in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Registrar for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder; and

(c) the Company has delivered to the Trustee, Registrar and Paying Agent an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under Section 6.07, to any Registrar, Paying Agent or other agent appointed pursuant to a supplemental indenture hereto and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Paying Agent under Section 13.02 and the last paragraph of Section 4.03 shall survive such satisfaction and discharge.

Section 13.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Paying Agent pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through the Company acting as its own Paying Agent, as the Paying Agent may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Paying Agent.

ARTICLE 14

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 14.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than 15 days after the Regular Record Date for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date (unless the Trustee has such information), or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

Section 14.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 14.01 and the names and addresses of Holders received by the Trustee in its capacity as the Registrar. The Trustee may destroy any list furnished to it as provided in Section 14.01 upon receipt of a new list so furnished.

(b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Registrar, and furnish to the Registrar reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Registrar shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Registrar in accordance with Section 14.02(a); or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Registrar in accordance with Section 14.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Registrar shall elect not to afford such applicants access to such information, the Registrar shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Registrar in accordance with Section 14.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Registrar of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Registrar shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Registrar, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met and shall enter an order so declaring; the Registrar shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Registrar shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Registrar and the Trustee that neither the Company, the Registrar or the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 14.02(b), regardless of the source from which such information was derived, and that none of the Trustee, the Registrar or the Company shall be held accountable by reason of mailing any material pursuant to a request made under Section 14.02(b).

Section 14.03. Reports by the Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture (commencing May 15, 2013) deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which Securities of any series are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any securities exchange and of any delisting thereof.

Section 14.04. Reports by the Company. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such annual and quarterly reports, information, documents and other reports and information filed with the Commission may be provided by the Company to the Trustee electronically. The Company shall comply with the other provisions of TIA
Section 314(a). Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of Holders and prospective purchasers of Securities thereof, the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security of any series, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities of such series by the Holders thereof and as part of the consideration for the issue of the Securities of such series.

Section 15.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Except as set forth in Section 15.09, nothing in this Indenture or in the Securities of any series, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities of such series, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 15.03. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 15.04. Notices to Holders. Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at its last address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 15.05. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee, the Registrar or the Paying Agent, as applicable, to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee, the Registrar or the Paying Agent, as applicable, an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee, Registrar or Paying Agent with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate or statement of an officer of the Company may be based, insofar as it relates to legal matters, upon an opinion of or representations by counsel, unless such officer knows that the opinion or representations with respect to the matters upon which his certificate or statement may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate or statement of or representations by an officer or officers of the Company unless such counsel knows that the certificate or statement or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, in so far as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

Section 15.06. Payments Due on Saturdays, Sundays and Holidays. If the date of Maturity of interest on or principal of the Securities of a particular series or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal with respect to such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 15.07. Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.

Section 15.08. New York Law to Govern. This Indenture and the Securities of any series shall each be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 15.09. Third Party Beneficiaries. Holders of Securities of the Company are third party beneficiaries of this Indenture, and any of them (or their representative) shall have the right to enforce the provisions of this Indenture that benefit such Holders.

Section 15.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original regardless of whether delivered in physical or electronic form; but such counterparts shall together constitute but one and the same instrument.

Section 15.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.12. Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 15.13. Patriot Act Compliance. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens account with Wilmington Trust, National Association. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 15.14. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.

Section 15.15. No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this Section and neither party shall become liable by any representation, act or omission of the other contrary to the provisions hereof.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of March 4, 2013.

LEXMARK INTERNATIONAL, INC., as Company

By:
Name: Bruce J. Frost
Title: Treasurer

Signature Page to Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page to Indenture